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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                -----------------------------------------------

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported):         June 13, 2000
                                                        -------------------


                          Parker-Hannifin Corporation
                    --------------------------------------
              (Exact Name of Registrant as Specified in Charter)


            Ohio                    1-4982              34-0451060
------------------------------    -----------     ----------------------
(State or Other Jurisdiction      (Commission     (I.R.S. Employer
       of Incorporation)          File Number)    Identification Number)


           6035 Parkland Boulevard, Cleveland, Ohio          44124
        ---------------------------------------------     ----------
          (Address of Principal Executive Offices)        (Zip Code)


      Registrant's telephone number, including area code:  (216) 896-3000
                                                           --------------


        --------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.   Other Events.

          June 13, 2000, Parker-Hannifin Corporation, an Ohio corporation (the "Purchaser"), announced that it entered into an Agreement and Plan of Merger, dated as of June 13, 2000 (the "Merger Agreement"), with WI Holding Inc., a Delaware corporation, a wholly owned subsidiary of the Purchaser ("Merger Sub"), and Wynn's International, Inc., a Delaware corporation (the "Company"). The Merger Agreement provides for the commencement by Merger Sub of a tender offer to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, including the associated preferred share purchase rights (the "Shares"), of the Company at a price of $23.00 per share, subject to the satisfaction of the conditions set forth in Annex I to the Merger Agreement (the "Tender Offer") and, following the purchase of the Shares pursuant to the Tender Offer, a merger (the "Merger") of Merger Sub into the Company. Pursuant to the Merger Agreement, each outstanding Share, other than Shares as to which dissenters' rights have been duly asserted and perfected under the Delaware General Corporation Law and Shares held by the Company, the Purchaser, Merger Sub or any other subsidiary of the Purchaser, will be converted into the right to receive $23.00 per share in cash, without interest (the "Merger Consideration"). Shares that are held by the Company as treasury stock and any Shares owned by the Purchaser, Merger Sub or any other subsidiary of the Purchaser will be canceled and retired and will cease to exist and no Merger Consideration will be delivered in exchange therefor.

          The Merger Agreement also contains a number of representations, warranties and covenants by the parties. The Merger is subject to a number of conditions, and the Merger Agreement may be terminated under certain circumstances, all as set forth in the Merger Agreement.

          The Purchaser, Merger Sub, and James Carroll, the Chairman of the Board and Chief Executive Officer of the Company ("Carroll"), who beneficially owns 1,086,903 Shares, constituting approximately 5.5% of the outstanding Shares on a fully diluted basis (the "Carroll Shares") have entered into a Stockholder Tender Agreement, dated as of June 13, 2000 (the "Tender Agreement"), pursuant to which Mr. Carroll has agreed, among other things, (i) to tender in the Tender Offer all of the Carroll Shares now owned or which may hereafter be acquired by Mr. Carroll, (ii) to appoint the Purchaser or any nominee of the Purchaser, as his proxy to vote the Carroll Shares in connection with the Merger Agreement, and (iii) not to transfer any of the Carroll Shares. Mr. Carroll also entered into a Consulting Agreement with the Purchaser (the "Consulting Agreement") that will become effective upon consummation of the Merger.

          The Merger Agreement, the Tender Agreement, the Consulting Agreement and the joint press release issued by the Purchaser and the Company in connection therewith are filed herein by reference. The description of the Merger Agreement, the Tender Agreement and the Consulting Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreements.

                                       2
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Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements of Businesses Acquired.

              Not applicable.

          (b) Pro Forma Financial Information.

              Not applicable.


          (c) Exhibits.

              2.1 Agreement and Plan of Merger, dated as of June 13, 2000, by and between Parker-Hannifin Corporation, WI Holding Inc. and Wynn's International, Inc. (incorporated by reference to Exhibit (d)(2) to the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

              99.1 Stockholder Tender Agreement, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and James Carroll (incorporated by reference to Exhibit (d)(3) to the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

              99.2 Consulting Agreement, dated as of June 13, 2000, by and among the Company and James Carroll (incorporated by reference to Exhibit (d)(4) of the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

              99.3 Text of joint press release of Parker-Hannifin Corporation and Wynn's International, Inc. issued June 13, 2000 (incorporated by reference to Exhibit (a)(7) to the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

                                       3
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PARKER-HANNIFIN CORPORATION


Date:  June 23, 2000                By:  /s/ Thomas A. Piraino, Jr.
                                         -------------------------------
                                         Thomas A. Piraino, Jr.
                                         Vice President, Secretary and
                                         General Counsel


                                       4
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                                 EXHIBIT INDEX

Exhibit No.   Description

2.1 Agreement and Plan of Merger, dated as of June 13, 2000, by and between Parker-Hannifin Corporation, WI Holding Inc. and Wynn's International, Inc. (incorporated by reference to Exhibit (d)(2) to the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

99.1 Stockholder Tender Agreement, dated as of June 13, 2000, by and among Parker-Hannifin Corporation, WI Holding Inc. and James Carroll (incorporated by reference to Exhibit (d)(3) to the Schedule TO filed by the Purchaser and Merger Sub on June 22,
              2000).

99.2 Consulting Agreement, dated as of June 13, 2000, by and among the Company and James Carroll (incorporated by reference to Exhibit
              (d)(4) of the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

99.3 Text of joint press release of Parker-Hannifin Corporation and Wynn's International, Inc. issued June 13, 2000 (incorporated by reference to Exhibit (a)(7) to the Schedule TO filed by the Purchaser and Merger Sub on June 22, 2000).

                                       5